Exhibit 10.3

CONSENT AND WAIVER

This Consent and Waiver (this “Agreement”), dated as of July 31, 2008, is entered by and between Generex Biotechnology Corporation, a Delaware corporation (the “Company”), and Iroquois Master Fund Ltd. (the “Holder”).

RECITALS

A. Pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of March 31, 2008, by and among the Company, the Holder and the other investors listed on the Schedule of Buyers attached thereto (together with the Holder, the “Investors”), the Holder purchased the Company’s 8% Senior Secured Convertible Note in the principal amount of $3,650,000.00 (the “Note”). Capitalized terms used in this Agreement that are not otherwise defined have the meaning set forth in the Note.

B. The Note requires the Company to pay the Holder on each applicable Installment Date the Installment Amount due on such date by electing (i) a Company Conversion if various conditions are satisfied and/or (ii) a Company Redemption.

C. In connection with the Purchase Agreement, the Company and the Investors entered into that certain Registration Rights Agreement, dated as of March 31, 2008 (the “Registration Rights Agreement”), pursuant to which, among other things, the Company is obligated to have a registration statement for the resale of the Registrable Securities (as defined in the Registration Rights Agreement) (the “Registration Statement”) declared effective on or before July 29, 2008, which Registration Statement was declared effective on July 29, 2008.

D. As of the date hereof, certain Equity Conditions have not been satisfied, including (i) that the Registration Statement was not effective for the resale of all of the Registrable Securities for a period of thirty (30) days preceding the August 1, 2008 Company Installment Notice Date (the “Registration Statement Equity Condition”), and (ii) that the Company received notice from The Nasdaq Stock Market of its failure to comply with the minimum bid price requirement of Marketplace Rule 4310(c)(4) and has 180 calendar days to regain compliance with such rule (the “Listing Maintenance Equity Condition”).

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1. Waiver. The Holder hereby waives satisfaction of only the following: (a) the Registration Statement Equity Condition solely with respect to the Installment Notice Due Date applicable to the Installment Date that is September 1, 2008 and (b) the Listing Maintenance Equity Condition solely with respect to the Installment Date that is September 1, 2008 (the “Applicable Installment Date”) such that the Company will be entitled to deliver a Company Installment Notice in respect of the Applicable Installment Date confirming that the Installment Amount in respect of the Applicable Installment Date will be converted in whole pursuant to a Company Conversion (to be effected in accordance with the terms of the Note).

2. Effect of this Agreement. Except as otherwise expressly provided herein, the Note is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Company and the Holder have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

GENEREX BIOTECHNOLOGY CORPORATION

By:
	Name:	Anna E. Gluskin
	Title:	Chief Executive Officer

HOLDER:

IROQUOIS MASTER FUND LTD.

By:
Joshua Silverman, Authorized Signatory